UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On February 11, 2022, Amesite Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. (“Laidlaw”), as representative of the several underwriters listed in Schedule I thereto (collectively, the “Underwriters”), to issue and sell up to 3,437,500 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), on a best efforts basis (the “Offering”), at a public offering price of $0.80 per share. On February 14, 2022, the Company entered into an amended and restated underwriting agreement (the “Amended and Restated Underwriting Agreement”) in order to increase the number of shares sold in the Offering to 3,750,000. As part of the Offering, the Company agreed to issue Laidlaw, or its designees, in their individual capacity and not as the representative of the Underwriters, warrants to purchase a number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock sold to the public (up to an aggregate of 187,500 shares).

The Amended and Restated Underwriting Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Amended and Restated Underwriting Agreement, the Company agreed to a 180-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

Sheppard Mullin Richter & Hampton LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Common Stock to be issued and sold in the offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-260666) filed on November 1, 2021, and declared effective on November 5, 2021. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated February 15, 2022.

On February 16, 2022, the Company closed the Offering, and the Company sold 3,750,000 shares of Common Stock to Laidlaw for total gross proceeds of approximately $3,000,000. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $2,580,000.

Item 7.01

On February 11, 2022, the Company issued a press release announcing that it had priced the offering. On February 14, 2022, the Company issued a press release announcing that it had increased the size of the Offering. On February 16, 2022, the Company issued a press release announcing that it had closed the Offering. Copies of these press releases are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
1.1	Amended and Restated Underwriting Agreement, dated February 12, 2022, by and between the Company and Laidlaw & Company (UK) Ltd., as representative of the several underwriters listed in Schedule I thereto.
4.1	Form of Underwriter’s Warrant
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP regarding the legality of the Common Stock
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1 filed herewith)
99.1	Press release dated February 11, 2022
99.2	Press release dated February 14, 2022
99.3	Press release dated February 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: February 16, 2022	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer